EXHIBIT 99



                                 CERTIFICATION PURSUANT TO
                                  18 U.S.C. SECTION 1350
                                  AS ADOPTED PURSUANT TO
                      SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


In connection with the Quarterly Report of The Bombay Company, Inc. (the "Company") on Form 10-Q for the quarterly period ended November 2, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), each of the undersigned, certify, pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of their knowledge:

(1) The Report fully complies with the requirements of section 13(a)or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.





/S/ BRIAN N. PRIDDY                      /S/ ELAINE D. CROWLEY
-----------------------------            ------------------------------
Brian N. Priddy                          Elaine D. Crowley
Executive Vice President, Operations     Senior Vice President, Chief Financial
Chairman, Interim Executive Committee*   Officer and Treasurer


Dated:  December 17, 2002




* On August 20, 2002, the Company announced the resignation of Carmie Mehrlander, as Chairman, President and Chief Executive Officer. An Interim Executive Committee of management has been appointed to direct the Company's business until a new Chief Executive Officer is named.